As filed with the Securities and Exchange Commission on April 4, 2008

Registration No. 333-149936

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-4

Registration Statement
Under The Securities Act of 1933

NEGEVTECH LTD.
(Exact name of registrant as specified in its Charter)

Israel	3827	[N/A]
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Negevtech Ltd.
12 Hamada St.
Rehovot, 76703
Israel
(+972)-8-931-2222
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Negevtech, Inc.
2880 Lakeside Drive
Santa Clara, CA 95054
Tel: (408) 486-9831
Fax: (408) 486-9832
Attn: Glyn Davies
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David H. Schapiro, Esq.	Mark J. Wishner, Esq.	Bruce Alan Mann, Esq.	David Cohen, Esq.
Adrian M. Daniels, Esq.	Jason Simon, Esq.	Andrew D. Thorpe, Esq.	Uriel Barak, Esq.
Yigal Arnon & Co.	Greenberg Traurig, LLP	Morrison & Foerster LLP	Tulchinsky Stern Marciano,
1 Azrieli Center	1750 Tysons Boulevard,	425 Market Street	Ben Zur, Cohen & Co.
Tel Aviv, 67021 Israel	Suite 1200	San Francisco, CA 94105	Museum Tower
Telephone: 972-3-608-7856	McLean, Virginia 22102	Telephone: 415-268-7000	4 Berkowitz Street
Facsimile: 972-3-608-7714	U.S.A	Facsimile: 415-268-7522	Tel Aviv 64238 Israel
	Telephone: 703-749-1300		Telephone: 972-3-607-5000
	Facsimile: 703-749-1301		Facsimile: 972-3-607-5050

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(3)		Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)(4)

Ordinary Shares, par value 1.00 NIS	86,626,682	(2)	$1.90	(3)	$164,590,696	$6,469	(4)

Class W warrants	34,540,948	(5)	-		-		(7)

Class Z warrants	21,111,125	(6)	-		-		(7)

Brenner/HCFP Securities Purchase Option	1		-		-		(7)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Represents a bona fide estimate of the maximum number of ordinary shares of Negevtech Ltd. (“Negevtech”) to be issued to holders of common stock and Class B common stock of Israel Growth Partners Acquisition Corp. (“IGPAC”) in the proposed merger (the “Merger”) of Negevtech Acquisition Subsidiary Corp., a wholly owned subsidiary of Negevtech, with IGPAC, based on an assumed exchange ratio of 2.6225. The estimated maximum number of shares is based on (i) 2,793,225 ordinary shares of Negevtech to be issued in exchange for 1,065,100 shares of IGPAC common stock outstanding, (ii) 26,843,910 ordinary shares of Negevtech to be issued in exchange for 10,236,000 shares of IGPAC Class B common stock outstanding, (iii) 33,334,598 ordinary shares of Negevtech underlying Negevtech Class W warrants that will be issued in exchange for outstanding IGPAC Class W warrants to purchase 12,711,000 shares of IGPAC common stock, (iv) 20,455,500 ordinary shares of Negevtech underlying Negevtech Class Z warrants that will be issued in exchange for outstanding IGPAC Class Z warrants to purchase 7,800,000 shares of IGPAC common stock, and (v) 3,199,450 ordinary shares of Negevtech underlying the Brenner/HCFP Securities purchase option, which is currently exercisable for 1,220,000 shares of IGPAC common stock (including 710,000 shares of IGPAC common stock issuable upon exercise of the warrants underlying such purchase option at an exercise price of $5.50 per share).

(3)	Estimated solely for the purposes of calculating the registration fee. With respect to the ordinary shares of Negevtech to be issued in the Merger, in accordance with Rule 457(f)(1) and Rule 457(c), the registration fee was calculated based on the average of the bid and ask price for shares of IGPAC Class B common stock ($5.18 per share) and IGPAC common stock ($0.58 per share) quoted on the Over-the-Counter Bulletin Board (“OTCBB”) on April 3, 2008. With respect to the ordinary shares of Negevtech issuable upon exercise of Negevtech Class W and Class Z warrants (including warrants underlying the Brenner/HCFP Securities purchase option), in accordance with Rule 457(g), the registration fee was calculated based on the sum of the warrant exercise prices and the average of the bid and ask prices quoted on the OTCBB on April 3, 2008 of the IGPAC Class W warrants (exercisable at $5.00 per share and quoted at $0.05 per warrant) and IGPAC Class Z warrants (exercisable at $5.00 per share and quoted at $0.12 per warrant). The IGPAC warrants underlying the Brenner/HCFP Securities purchase option are exercisable at $5.50 per share.

(4)	Filing fees of $1,953 were previously paid in connection with the initial filing of this Registration Statement on March 27, 2008. The aggregate filing fee of $6,469 is being offset by the $1,953 previously paid.

(5)	Includes 1,206,350 Negevtech Class W warrants that will be issued in exchange for 460,000 IGPAC Class W warrants issuable upon exercise of the Brenner/HCFP Securities purchase option.

(6)	Includes 655,625 Negevtech Class Z warrants that will be issued in exchange for 250,000 IGPAC Class Z warrants issuable upon exercise of the Brenner/HCFP Securities purchase option.

(7)	No additional fee required pursuant to Rule 457(g).

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of recalculating the registration fee for the Registration Statement (File No. 333-149936), and no changes or additions are being made hereby to the proxy statement/prospectus that forms a part of the Registration Statement or to Part II of the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rehovot, Israel, on April 4, 2008.

NEGEVTECH LTD. By: /s/ Dr. Rivka Sherman —————————————— Name: Dr. Rivka Sherman Title: President & Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

By: /s/ Dr. Rivka Sherman ——————————————	President & Chief Executive Officer	April 4, 2008
Name: Dr. Rivka Sherman

By: /s/ Oz Desheh ——————————————	Chief Financial Officer	April 4, 2008
Name: Oz Desheh

* ——————————————	Chairman of the Board of Directors	April 4, 2008
Name: Jaron Lotan

* ——————————————	Director	April 4, 2008
Name: Meir Barel

* ——————————————	Director	April 4, 2008
Name: Bart Markus

* ——————————————	Director	April 4, 2008
Name: Eran Gersht

* ——————————————	Director	April 4, 2008
Name: Eddy Shalev

* ——————————————	Director	April 4, 2008
Name: Aaron Mankovski

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the undersigned on this 4th day of April, 2008.

By: /s/ Glyn Davies
——————————————
Name: Glyn Davies
Title: Corporate Vice President, Marketing and Sales & President, Negevtech Inc. (U.S.A.)
Negevtech, Inc.
Authorized Representative in the United States

*By: /s/ Oz Desheh —————————————— Name: Oz Desheh Attorney-in-fact